UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

PhaseBio Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Richard A. van den Broek

Effective February 27, 2019, the board of directors (the “Board”) of PhaseBio Pharmaceuticals, Inc. (the “Company”) appointed Richard A. van den Broek to serve as a director of the Company. Mr. van den Broek will serve as a Class I director whose term will expire at the 2019 annual meeting of stockholders (the “Annual Meeting”), at which time he will stand for election by the Company’s stockholders.

There is no arrangement or understanding between Mr. van den Broek and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. van den Broek and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. van den Broek requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. van den Broek is set forth below:

Richard A. van den Broek, age 52, currently serves as managing partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry, a position he has held since February 2004. He previously served on the boards of directors of Pharmacyclics, Inc. from December 2009 to April 2015, Response Genetics, Inc. from December 2010 to September 2015, Special Diversified Opportunities, Inc. from March 2008 to October 2015 and Celldex Therapeutics, Inc. from December 2014 to December 2016. Mr. van den Broek received an AB from Harvard University and is a Chartered Financial Analyst.

In accordance with the Company’s Non-Employee Director Compensation Policy, as amended, upon commencement of his service as a director on February 27, 2019, Mr. van den Broek was granted an initial option grant to purchase 22,000 shares of the Company’s common stock, which will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, subject to Mr. van den Broek’s continuous service through such vesting date. On February 27, 2019, Mr. van den Broek received an additional option grant to purchase 23,000 shares, which will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, subject to Mr. van den Broek’s continuous service through such vesting date. At each annual meeting of stockholders following which Mr. van den Broek will continue service as a director, Mr. van den Broek will also be entitled to receive an additional option grant to purchase 11,000 shares of the Company’s common stock (the “Annual Grant”), which will vest upon the earlier of the one year anniversary of the date of grant and the date of Company’s next annual meeting of stockholders, in any case subject to Mr. van den Broek’s continuous service through such vesting date. For 2019, Mr. van den Broek’s Annual Grant will be pro-rated based on time served as a director through the date of the Annual Meeting. Additionally, Mr. van den Broek will be entitled to receive a $40,000 annual retainer, payable quarterly in arrears, for his service on the Board. Mr. van den Broek has also entered into the Company’s standard form of indemnification agreement.

Non-Employee Director Compensation Policy

On February 27, 2019, the Board approved an amendment to the Company’s Non-Employee Director Compensation Policy, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 4, 2019, the Company issued a press release announcing the appointment of Mr. van den Broek to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On March 4, 2019, the Company issued a press release announcing that the results of its Phase 1 clinical trial of PB2452 have been selected for oral presentation during the late-breaking clinical trials session at the American College of Cardiology’s 68th Annual Scientific Session.  A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Non-Employee Director Compensation Policy, as amended.

99.1	Press release, dated March 4, 2019, entitled “PhaseBio Appoints Richard A. van den Broek to Board of Directors.”

99.2

Press release, dated March 4, 2019, entitled “PhaseBio Announces Acceptance of Late-Breaking Clinical Trial Submission of PB2452 Phase 1 Clinical Trial Results for Presentation at the American College of Cardiology’s 68th Annual Scientific Session.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: March 4, 2019	By:	/s/ John Sharp
John Sharp
Chief Financial Officer